UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 7, 2017

Radian Group Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-11356	23-2691170
(Commission File Number)	(IRS Employer Identification No.)

1601 Market Street, Philadelphia, Pennsylvania	19103
(Address of Principal Executive Offices)	(Zip Code)

(215) 231-1000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Chief Executive Officer and Director; Retirement of Current Chief Executive Officer and Director

On February 8, 2017, the Board of Directors (the “Board”) of Radian Group Inc. (the “Company”) appointed Richard G. Thornberry, 58, as the Company’s Chief Executive Officer and as a member of the Board, both effective March 6, 2017. Mr. Thornberry will succeed Sanford A. Ibrahim, the Company’s current Chief Executive Officer, who has informed the Board that he intends to retire as Chief Executive Officer and resign as a member of the Board, in each case effective March 5, 2017. The Company had previously disclosed Mr. Ibrahim’s intention to retire when his existing employment agreement terminates on December 31, 2017.

Mr. Thornberry’s broad understanding of the mortgage finance industry and experience in leading innovative mortgage industry businesses gives him a unique perspective and set of skills to lead the Company and to meaningfully contribute to its Board. Most recently, Mr. Thornberry has served as Chairman and Chief Executive Officer of NexSpring Group, LLC (“NexSpring Group”), a company he co-founded in 2006. The NexSpring Group provides mortgage industry advisory and technology services to private equity investors, mortgage lenders, financial institutions, mortgage investors and other mortgage industry participants. Mr. Thornberry also has served as the Chairman and Chief Executive Officer of NexSpring Financial, LLC (“NexSpring Financial”), an early stage fintech company that he co-founded to focus on improving the overall value proposition for all participants in a residential mortgage origination transaction. Prior to founding NexSpring Group, from 1999-2005 Mr. Thornberry served as President and Chief Executive Officer of Nexstar Financial Corporation, an end-to-end mortgage business process outsourcing firm, which he co-founded in 1999 and sold to MBNA Home Finance in 2005. Mr. Thornberry has also held executive positions with MBNA Home Finance from 2005-2006, Citicorp Mortgage Inc. from 1996-1998 and Residential Services Corporation of America/Prudential Home Mortgage Company from 1987-1996. Mr. Thornberry began his career as a certified public accountant at Deloitte where he primarily worked with financial services clients and entrepreneurial businesses.

There is no arrangement or understanding between Mr. Thornberry and any other person pursuant to which he was selected as Chief Executive Officer and director. He does not have any family relationship with any director, executive officer or person nominated or chosen to become a director or executive officer. Mr. Thornberry does not have a direct or indirect material interest in any transaction in which the Company is or will be a participant.

New Employment Agreement and Compensation Arrangements – Richard G. Thornberry, Chief Executive Officer

Employment Agreement

On February 8, 2017, the Company and Mr. Thornberry entered into an Employment Agreement (the “CEO Employment Agreement”) pursuant to which Mr. Thornberry will serve as the Company’s Chief Executive Officer, beginning March 6, 2017 (the “Employment Date”). The initial term of the CEO Employment Agreement is three years (the “Initial Term”). Set forth below is a description of the CEO Employment Agreement, which is qualified in its entirety by reference to the full text of the CEO Employment Agreement, a copy of which is filed as Exhibit 10.1 and is incorporated by reference in this Current Report on Form 8-K.

The CEO Employment Agreement provides that, subject to the terms and conditions of the agreement, Mr. Thornberry will serve as the Company’s Chief Executive Officer for the Initial Term, and further provides that after the Initial Term, the CEO Employment Agreement will automatically renew for successive one-year periods unless either party provides the other with written notice of termination at least 90 days prior to the end of any renewal period (the Initial Term, together with any renewal periods, collectively, the “Term”). In addition, the CEO Employment Agreement provides that Mr. Thornberry will be appointed to the Board effective as of the Employment Date, and that during the Term, he will be nominated as a member of the Board at each annual meeting of stockholders at which his seat on the Board is up for re-election.

Pursuant to the CEO Employment Agreement, Mr. Thornberry will receive: (1) an annual base salary of $750,000 (which may be increased, but not decreased, during the Term); (2) eligibility to earn an incentive award under the Radian Group Inc. STI/MTI Incentive Plan for Executive Employees (including any successor plan, the “STI/MTI Plan”) in each fiscal year of the Term, with his target level for the STI/MTI Plan for the 2017-2018 STI/MTI period equal to $1,500,000 (the “2017 STI/MTI Target”); and (3) eligibility to receive long-term equity incentive awards in each fiscal year of the Term under the Company’s long-term incentive program (“LTI”) in amounts and on terms established by independent directors of the Board, with his 2017 LTI set at $3,000,000. The CEO Employment Agreement also provides that for each full fiscal year after 2017 during the Term, Mr. Thornberry’s total target compensation (comprised of annual base salary, target award under the STI/MTI Plan and target LTI awards) will not be less than $5,250,000, with his STI/MTI target and LTI target for the those years to be established by the independent directors of the Board in accordance with the Company’s process for setting executive compensation (for information on the Company’s process, see the Company’s Compensation Discussion and Analysis Section of the Company’s previously filed proxy statement for the May 11, 2016 annual stockholders’ meeting).

In addition to his annual compensation discussed above, Mr. Thornberry will receive: (1) as an inducement to join the Company and to compensate him for certain costs associated with transitioning his prior business activities, a sign-on cash bonus of $500,000; and (2) in order to further align him with the Company’s stockholders, a sign-on grant on the Employment Date of restricted stock units with a grant date value equal to $1,000,000 (the “Sign-On RSUs”).

Mr. Thornberry will receive relocation assistance in connection with his relocation to the Philadelphia area, and he will be provided with vacation, sick leave and holidays at levels commensurate with those provided to other senior executives at the Company. He will also be able to participate in the Company’s other employee benefit plans and programs in accordance with their terms.

Pursuant to the CEO Employment Agreement, Mr. Thornberry will receive the following severance benefits, in each case payable in accordance with the terms of the CEO Employment Agreement, if his employment is terminated without “cause” or if he terminates employment for “good reason” (as those terms are defined in the CEO Employment Agreement) and he executes and does not revoke a written release of any claims against the Company:

(1)	two times his base salary;

(2)	an amount equal to the greater of two times (a) his target incentive award under the STI/MTI Plan for the year in which the termination occurs (or if it has not yet been established, the target incentive award for the immediately preceding fiscal year) or (b) the 2017 STI/MTI Target;

(3)	a prorated target incentive award under the STI/MTI Plan for the year in which termination occurs based on a pro rata portion of the greater of the target incentive award for the year of termination (or if it has not yet been established, the target incentive award for the immediately preceding fiscal year) or the 2017 STI/MTI Target;

(4)	reimbursement for the monthly cost of continued medical coverage at or below the level of coverage in effect on the date of termination until the earlier of: (x) 18 months after the termination date; (y) the date on which Mr. Thornberry becomes eligible to elect medical coverage under Social Security Medicare or otherwise ceases to be eligible for continued coverage under the Company’s health plan under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”); or (z) the date he is eligible to elect medical coverage under a plan maintained by a successor employer. During any period of continued medical coverage, the Company has agreed to reimburse Mr. Thornberry for the COBRA premiums paid by him, minus the employee contribution rate for such coverage under the Company’s health plan as of the date of termination;

(5)	accelerated vesting of any unvested Sign-On RSUs; and

(6)	the Accrued Obligations (as defined in the CEO Employment Agreement).

The CEO Employment Agreement does not include any tax gross up for excise taxes. If an excise tax under section 4999 of the Internal Revenue Code of 1986, as amended is triggered by any payments upon a change of control, the aggregate present value of the payments to be made under the CEO Employment Agreement will be reduced to an amount that does not cause any amounts to be subject to this excise tax so long as the net amount of the reduced payments, on an after-tax basis, is greater than or equal to the net amount of the payments without such reduction, but taking into consideration this excise tax.

The compensation payable to Mr. Thornberry under the CEO Employment Agreement is subject to the Company’s written policies, including the Code of Conduct and Ethics (which includes the Company’s securities trading policy, the “Code of Conduct”), Incentive Compensation Recoupment Policy, and stock ownership guidelines, as currently in place or as may be amended by the Board. The CEO Employment Agreement further provides that Mr. Thornberry will comply with the Restrictive Covenants Agreement (described below) and other written restrictive covenant agreements with the Company.

Restrictive Covenants Agreement

In connection with the CEO Employment Agreement, Mr. Thornberry entered into a Restrictive Covenants Agreement, dated as of February 8, 2017, with the Company (the “RCA”). As further described in the RCA, Mr. Thornberry has agreed that for 18 months following termination of his employment for any reason (the “Restriction Period”) he will not compete with the Company. In addition, during the Restriction Period, he has agreed to restrictions on hiring and soliciting the Company’s employees and on soliciting the Company’s customers. The foregoing description of the RCA is qualified in its entirety by reference to the full text of the RCA, a copy of which is filed as Exhibit 10.2 and is incorporated by reference in this Current Report on Form 8-K.

Sign-On RSUs

As discussed above, Mr. Thornberry will receive the Sign-On RSUs on the Employment Date. The Sign-On RSUs will vest one-third on the second, third and fourth anniversaries of the grant date. The Sign-On RSUs provide for “double trigger” vesting in the event of a change of control of the Company. In the event of a change of control, if Mr. Thornberry’s employment is terminated by the Company without “cause,” or he terminates employment for “good reason” (as those terms are defined in the CEO Employment Agreement), in each case within 90 days before or one year after a change of control, the Sign-On RSUs will become fully vested and payable upon such termination (or the date of the change of control, if later).

In addition, any unvested Sign-On RSUs will automatically vest in full (1) if the Company terminates Mr. Thornberry’s employment without “cause” or he resigns with “good reason” before the Sign-On RSUs become fully vested or (2) in the event of Mr. Thornberry’s death or disability before the Sign-On RSUs become fully vested. Except as described in the preceding sentence, in the event of termination of Mr. Thornberry’s employment, no Sign-On RSUs will continue to vest after the date of such termination and the unvested Sign-On RSUs will be forfeited.

The Sign-On RSUs also require Mr. Thornberry to comply with the restrictions contained in the RCA, the CEO Employment Agreement, the Code of Conduct and other written agreements between Mr. Thornberry and the Company.

The foregoing description of the Sign-On RSUs is qualified in its entirety by reference to the full text of the Form of Restricted Stock Unit Agreement between Mr. Thornberry and the Company, a copy of which is filed as Exhibit 10.3 and is incorporated by reference in this Current Report on Form 8-K.

Retirement of Chief Executive Officer and Director and Related Agreements

In support of the Company’s CEO succession planning efforts and to ensure an orderly transition to the Company’s new CEO, Mr. Ibrahim has agreed to retire from the Company prior to the end of the term of his existing employment agreement with the Company (the “2014 Employment Agreement”). As further discussed below, the Company and Mr. Ibrahim have agreed to enter into agreements that are intended to provide him with an opportunity to earn amounts that he would have been eligible to earn had he remained employed with the Company through the end of the term of his 2014 Employment Agreement on December 31, 2017 and to ensure that the Company has the benefit of Mr. Ibrahim’s services during the leadership transition period. The amounts that Mr. Ibrahim ultimately will be paid under the agreements referenced below primarily are dependent on the Company’s and Mr. Ibrahim’s performance.

Retirement Agreement

Effective March 5, 2017 (the “Retirement Date”), Mr. Ibrahim will retire as the Chief Executive Officer and a director of the Company. On February 8, 2017, the Company and Mr. Ibrahim entered into a Retirement Agreement (the “Retirement Agreement”). Except as otherwise provided, the Retirement Agreement supersedes the 2014 Employment Agreement. Set forth below is a description of the Retirement Agreement, which is qualified in its entirety by reference to the full text of the Retirement Agreement, a copy of which is filed as Exhibit 10.4 and is incorporated by reference in this Current Report on Form 8-K.

Subject to the terms and conditions set forth therein (including the execution of a release of claims against the Company), the Retirement Agreement provides for the following compensation: (1) eligibility to receive a 2016 short-term incentive (“STI”) award and a medium-term incentive (“MTI”) award for the 2015-2016 performance period, in each case under the STI/MTI Plan and at the time such awards are paid to other participants under the plan; (2) eligibility to earn an MTI award for the 2016-2017 performance period under the STI/MTI Plan, based on 2017 performance metrics established by the Compensation and Human Resources Committee of the Board (the “Compensation and HR Committee) for the 2017 performance year, payable at the time 2017 MTI awards are paid to other participants under the plan; and (3) a grant of performance-based restricted stock units (“PSUs”) with a grant date value of $1,950,000. In addition, the Company and Mr. Ibrahim will enter into the Consulting Agreement described below.

The PSUs will vest if the closing price of the Company’s common stock on the New York Stock Exchange for any ten consecutive trading days during the performance period commencing ten trading days prior to the first anniversary of the Grant Date and ending on the fifth anniversary of the Grant Date equals or exceeds 120% of the grant date share price (the “PSU Stock Price Hurdle”). The PSUs will be forfeited if the PSU Stock Price Hurdle is not met by the fifth anniversary of the grant date. The PSUs will vest upon Mr. Ibrahim’s death or a change in control of the Company, regardless of whether the PSU Stock Price Hurdle has been met. The foregoing description of the PSUs is qualified in its entirety by reference to the full text of the Form of Restricted Stock Unit Agreement between Mr. Ibrahim and the Company, a copy of which is filed as Exhibit 10.5 and is incorporated by reference in this Current Report on Form 8-K

In addition to the foregoing compensation amounts, if Mr. Ibrahim signs and does not revoke a written release of claims against the Company on or within five days of the Retirement Date, he will receive (1) lump sum cash payments totaling $843,072, representing the base salary and cost of long-term disability insurance that he would have received through December 31, 2017, as well as amounts that would have been contributed by the Company to the Company’s 401(k) plan and Benefit Restoration Plan for his benefit had he continued in employment through December 31, 2017 and (2) continued medical coverage for himself and his spouse for the applicable Coverage Period (as defined in the Retirement Agreement) under the Company’s health plans in accordance with the terms set forth in the Retirement Agreement. During any period of continued medical coverage, Mr. Ibrahim or his spouse, as applicable, will pay the full monthly COBRA premium cost of such coverage, and the Company will reimburse Mr. Ibrahim or his spouse, as applicable, for the COBRA premium cost minus the employee contribution rate for such coverage under the Company’s health plan.

Under the Retirement Agreement, Mr. Ibrahim has agreed to comply with restrictive covenants, including covenants regarding non-competition, confidentiality, and non-solicitation of customers and employees, contained in the 2014 Employment Agreement and his outstanding stock option and restricted stock unit awards (as updated in the Retirement Agreement). The covenants regarding non-competition and non-solicitation of customers and employees shall remain in effect for a period ending on March 5, 2018.

Termination of 2014 Employment Agreement

Except as otherwise provided, the Retirement Agreement supersedes Mr. Ibrahim’s 2014 Employment Agreement, which would have expired by its terms on December 31, 2017.

Consulting Agreement

On February 8, 2017, the Company entered into a consulting agreement with Mr. Ibrahim (the “Consulting Agreement”) that will commence on March 6, 2017, following Mr. Ibrahim’s retirement. A consulting agreement was contemplated by the 2014 Employment Agreement, which provided that if Mr. Ibrahim continued in employment through December 31, 2017, the Company and Mr. Ibrahim would enter into a consulting agreement covering the 12-month period following Mr. Ibrahim’s termination date. Pursuant to the Consulting Agreement, Mr. Ibrahim has agreed to provide consulting services to the Company from March 6, 2017 through March 5, 2018. The description of the Consulting Agreement set forth herein is qualified in its entirety by reference to the full text of the Consulting Agreement, a copy of which is filed as Exhibit 10.6 and is incorporated by reference in this Current Report on Form 8-K.

Pursuant to the Consulting Agreement, the Company will pay Mr. Ibrahim a consulting fee of $79,166 per month. In addition, Mr. Ibrahim will be eligible to earn a performance-based cash incentive award (the “Incentive Award”) based on performance measured over a two-year period. The target Incentive Award is $3,000,000 with the actual payout to be determined based on the attainment of specified performance goals (as described below), subject to certain conditions. The Compensation and HR Committee has established the following performance metrics for the first year of the performance period:

•	Forty percent of the Incentive Award (the “Plan Component”) will be based on the Company’s performance in satisfying its financial and strategic objectives for 2017. The payout percentage for the Plan Component (which is from 0% to 200%) will be equal to the level awarded by the Compensation and HR Committee to Radian Group participants in the STI/MTI Plan for the 2017 performance period under that plan.

•	The remaining 60% of the Incentive Award the (“Transition Component”) will be based on the Compensation and HR Committee’s assessment of Mr. Ibrahim’s performance of the services required under the Consulting Agreement. The amount that may be awarded under this metric is from 0% to 100%.

Following the first year of the performance period (January 1, 2017 through December 31, 2017), the Compensation and HR Committee will determine the amount, if any, of the Incentive Award that Mr. Ibrahim is eligible to receive based on the performance metrics and allocations described above. Fifty percent of any such amount will be paid to Mr. Ibrahim as an Incentive Award between January 1, 2018 and March 15, 2018. The remaining fifty percent will become the target incentive award (“MTI Target Incentive Award”) for the two-year performance period (January 1, 2017 through December 31, 2018). At the end of the two-year performance period, the Compensation and HR Committee will award Mr. Ibrahim a percentage of the MTI Target Incentive Award between 0% and 115% (the “MTI Payout”), based on the performance of the mortgage insurance written during 2017, through the end of the two-year performance period. Any MTI Payout that Mr. Ibrahim is eligible to receive will be paid to him between January 1, 2019 and March 15, 2019.

The Incentive Award may be reduced by the Compensation and HR Committee, in its discretion, in the event of: (1) the occurrence of an event that results in a recoupment of Mr. Ibrahim’s prior compensation under the Company’s Incentive Compensation Recoupment Policy; or (2) any other material negative impact on the Company resulting from Mr. Ibrahim’s prior performance as CEO or as a consultant under the Consulting Agreement.

The Consulting Agreement contains provisions relating to confidentiality, and provides that Mr. Ibrahim will comply with the restrictive covenants contained in the Retirement Agreement (as discussed above).

Amendment of STI/MTI Plan

On February 7, 2017, the Compensation and HR Committee approved amendments to the STI/MTI Plan that apply to awards calculated under the STI/MTI Plan for years beginning on or after January 1, 2017.

The STI/MTI Plan is designed to provide the Company’s eligible senior officers, including the Company’s executive officers, with the opportunity to earn cash awards during a two-year performance period, based on achievement of corporate and individual performance goals. Following the first year of the performance period, 50% of the amount allocated to a participant under the STI/MTI Plan, based on performance, is paid to the participant as a STI award (the “STI Award”). The remaining 50% is established as the participant’s target MTI award (“MTI Award”) for the full two-year performance period. MTI Awards are paid after the second year of the performance period, based on performance.

Generally, a participant must remain employed through the payment date for the STI Award in order to be eligible for the STI Award. However, pursuant to the STI/MTI Plan, if a participant is terminated without “cause” (as that term is defined in the STI/MTI Plan) on or after December 31 of the first year of the performance period and the participant executes an appropriate release, the participant will receive an STI Award based on the achievement of the performance goals. In addition, the STI/MTI Plan provides the Compensation and HR Committee with discretion to pay a bonus upon the death of a participant based on the achievement of the performance goals. The amendments adopted by the Compensation and HR Committee modify the circumstances under which awards may be paid after termination of employment, as follows:

•	If a participant has an executive employment or severance agreement that provides for termination for “cause” or “good reason,” as those terms are defined in the applicable agreement, and the participant is terminated without “cause” or the participant terminates for “good reason” after December 31 of the first year of the performance period, then if the participant executes an appropriate release, the participant will receive an STI Award based on the achievement of the performance goals; and

•	If a participant dies or incurs a Disability (as that term is defined in the STI/MTI Plan) before the payment date for the STI Bonus, the participant will receive a prorated bonus based on achievement of the performance goals (without giving consideration to achievement of the individual’s performance goals).

The amendments to the STI/MTI Plan also allow for certain employees to be eligible for only STI Awards, and not MTI Awards, that would be paid in full following the end of the first year of the performance period.

The foregoing summary is not a complete description of the STI/MTI Plan, as amended and restated, and is qualified in its entirety by reference to the full text of the amended and restated STI/MTI Plan, a copy of which is filed as Exhibit 10.7 and is incorporated by reference in this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1*	Employment Agreement, dated as of February 8, 2017, between Radian Group Inc. and Richard G. Thornberry

10.2*	Restrictive Covenants Agreement, dated as of February 8, 2017, between Radian Group Inc. and Richard Thornberry

10.3*	Form of Restricted Stock Unit Agreement between Richard Thornberry and Radian Group Inc.

10.4*	Retirement Agreement, dated as of February 8, 2017, between Radian Group Inc. and Sanford A. Ibrahim

10.5*	Consulting Agreement, dated as of February 8, 2017, between Radian Group Inc. and Sanford A. Ibrahim

10.6*	Form of Performance Based Restricted Stock Unit Agreement between Sanford A. Ibrahim and Radian Group Inc.

10.7*	Radian Group Inc. STI/MTI Incentive Plan for Executive Employees, as amended and restated

*	Management contract, compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIAN GROUP INC.
(Registrant)

Date: February 13, 2017	By:	/s/ Edward J. Hoffman
Edward J. Hoffman
Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1*	Employment Agreement, dated as of February 8, 2017, between Radian Group Inc. and Richard G. Thornberry

10.2*	Restrictive Covenants Agreement, dated as of February 8, 2017, between Radian Group Inc. and Richard Thornberry

10.3*	Form of Restricted Stock Unit Agreement between Richard Thornberry and Radian Group Inc.

10.4*	Retirement Agreement, dated as of February 8, 2017, between Radian Group Inc. and Sanford A. Ibrahim

10.5*	Consulting Agreement, dated as of February 8, 2017, between Radian Group Inc. and Sanford A. Ibrahim

10.6*	Form of Performance Based Restricted Stock Unit Agreement between Sanford A. Ibrahim and Radian Group Inc.

10.7*	Radian Group Inc. STI/MTI Incentive Plan for Executive Employees, as amended and restated

*	Management contract, compensatory plan or arrangement.